Exhibit 10.15
REVOLVING CREDIT NOTE

$15,000,000	November 12, 2009
     FOR VALUE RECEIVED, TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), hereby promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association (together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.
     Section 1 Payment Schedule and Maturity Date. Prior to maturity, accrued and unpaid interest shall be due and payable in arrears on the first (1st) day of each month commencing on December 1, 2009. The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on the earlier to occur of (a) November 12, 2010 or (b) any earlier date that the indebtedness evidenced by this Note shall become due and payable as provided herein or in the Credit Agreement (as defined in Section 2 below) (the earlier to occur of (a) or (b) is referred to herein as the “Maturity Date”). Additional payments of principal and interest shall also be payable hereunder as provided in the Credit Agreement.
     Section 2 Security; Loan Documents. The security for this Note includes (a) that certain Pledge and Security Agreement of even date herewith (as the same may from time to time be amended, restated, modified or supplemented) executed by Borrower in favor of Agent, for the benefit of the Lenders, pledging the Borrower’s Equity Interests in the Entities (each as defined in the Credit Agreement), and (b) that certain Pledge and Security Agreement of even date herewith (as the same may from time to time be amended, restated, modified or supplemented) executed by TNP Strategic Retail Trust, Inc., a Maryland corporation, in favor of Agent, for the benefit of the Lenders, pledging its economic interests in Borrower and the Subsidiaries (as defined in the Credit Agreement) (collectively, the “Pledge Agreements”). This Note, the Pledge Agreements, the Credit Agreement among Borrower, Agent and the Lenders named therein of even date herewith (as the same may from time to time be amended, restated, modified or supplemented, the “Credit Agreement”) and all other documents now or hereafter securing, guaranteeing or executed in connection with the loans evidenced by this Note (the “Loans”), as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

     Section 3 Interest Rate.
          (a) Interest Rate and Monthly Interest Rate. The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the LIBOR Rate. Borrower acknowledges that the LIBOR Rate shall fluctuate from time to time with changes in the applicable Daily Floating LIBOR Rate, as such Daily Floating LIBOR Rate is calculated by Lender in accordance with the provisions set forth in the definition of the term “Daily Floating LIBOR Rate”. Upon each change in the Daily Floating LIBOR Rate, a new LIBOR Rate will automatically go into effect for the applicable LIBOR Rate Principal.
          (b) Alternative Rates. If Lender determines that no adequate basis exists for determining the LIBOR Rate or that any applicable Law or regulation or compliance therewith by Lender prohibits or restricts or makes impossible the charging of interest based on the LIBOR Rate and Lender so notifies Borrower, then until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of Lender to permit such LIBOR Rate shall be suspended and (ii) all existing affected LIBOR Rate Principal shall automatically and immediately become Base Rate Principal.
          (c) Default Rate. Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of this Note shall thereafter bear interest at the Default Rate (as defined below) to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand, at a fluctuating rate per annum (the “Default Rate”) equal to the higher of (i) the Base Rate plus four hundred (400) basis points (4.00%) or (ii) the LIBOR Rate plus four hundred (400) basis points (4.00%), but in no event shall the Default Rate exceed the highest rate permitted by Massachusetts Law.
          (d) Increased Cost and Reduced Return. If at any time after the date hereof, Lender (which shall include, for purposes of this Section 3(d), any corporation or entity controlling Lender) determines that the adoption or modification of any applicable Law regarding taxation, Lender’s required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any tribunal or compliance by Lender with any of such requirements, has or would have the effect of (i) increasing Lender’s costs related to the Indebtedness, or (ii) reducing the yield or rate of return of Lender on the Principal Debt, to a level below that which Lender could have achieved but for the adoption or modification of any such requirements, Borrower shall, within fifteen (15) days of any written request by Lender, pay to Lender such additional amounts as (in Lender’s sole but reasonable judgment, after good faith and reasonable computation) will compensate Lender for such increase in costs or reduction in yield or rate of return of Lender. No failure by Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Lender’s right to demand payment of any such amounts at any subsequent time. Nothing herein contained shall be construed or shall so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.
          (e) Computations and Determinations. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Agent shall determine each interest rate applicable to the Principal Debt in accordance with this Note and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Lender shall be conclusive evidence, in the absence of manifest error, of all sums owing to Lender from time to time under this Note, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.
          (f) Unavailability of Rate. If, with respect to any LIBOR Rate Principal outstanding hereunder, Lender determines that no adequate basis exists for determining the LIBOR Rate or that any applicable Law, or any request or directive (whether or not having the force of law) of any Tribunal, or compliance therewith by Lender, prohibits or restricts or makes impossible the making or maintaining of such LIBOR Rate Principal or the charging of interest on such LIBOR Rate Principal, and Lender so notifies Borrower, then until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, all existing affected LIBOR Rate Principal shall automatically and immediately become Base Rate Principal.
          (g) Additional Defined Terms. In addition to other terms defined herein, as used herein the following terms shall have the meanings indicated, unless the context otherwise requires:
               “Base Rate” means, on any day, a simple rate per annum equal to the sum of the Prime Rate for that day plus three hundred and fifty (350) basis points (3.50%). Without notice to Borrower or anyone else, the Base Rate shall automatically fluctuate upward and downward as and in the amount by which the Prime Rate fluctuates.
               “Base Rate Principal” means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is LIBOR Rate Principal.
               “Daily Floating LIBOR Rate” means the greater of: (a) three hundred basis points (3.00%) or (b) the average rate (rounded upwards to the nearest 1/16th) as shown by Reuters at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market for “one month” LIBOR at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the date of determination of such Daily Floating LIBOR Rate, adjusted for reserves and taxes if required by future regulations. If Reuters no longer reports such rate or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a replacement index.
               “Indebtedness” means any and all of the indebtedness to Lender evidenced, governed or secured by or arising under this Note or any other Loan Document.
               “Laws” means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.
               “LIBOR Business Day” means a Business Day which is also a London Banking Day.

               “LIBOR Margin” means four hundred twenty-five (425) basis points (4.25%).
               “LIBOR Rate” means on any day, for any LIBOR Rate Principal, a simple rate per annum equal to the sum of the LIBOR Margin plus the Daily Floating LIBOR Rate.
               “LIBOR Rate Principal” means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.
               “London Banking Day” means a day on which banks in London are open for business and dealing in offshore dollars.
               “Note” means this promissory note, and any renewals, extensions, amendments or supplements hereof.
               “Potential Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
               “Prime Rate” means, on any day, the variable per annum rate of interest so designated from time to time by Agent as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from change in the Prime Rate shall take place immediately without notice or demand of any kind.
               “Principal Debt” means the aggregate unpaid principal balance of this Note at the time in question.
               “Tribunal” means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.
     Section 4 Prepayment. Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (i) Lender shall have actually received from Borrower prior written notice of (x) Borrower’s intent to prepay, (y) the amount of principal which will be prepaid (the “Prepaid Principal”), and (z) the date on which the prepayment will be made; (ii) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (iii) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid.
     Section 5 Revolving Note. This is a revolving Note, and so long as no Default or Event of Default is continuing hereunder or under any of the Loan Documents, any portion of the principal balance of this Note which is repaid may be reborrowed by Borrower prior to the Maturity Date in accordance with the Credit Agreement.

     Section 6 Late Charges. If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at maturity) within ten (10) days after the date that such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of the amount of such payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.
     Section 7 Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 p.m. Eastern Standard Time shall be deemed to be received on, and shall be posted as of, the following Business Day. Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.
     Section 8 Cross Default. An Event of Default under this Note shall be and constitute an Event of Default under any and all other notes or other evidence of indebtedness and any instruments of security therefor in which the Borrower is liable and of which the Lender is the holder. A default under any and all other notes or other evidence of indebtedness, and any instrument of security therefor in which the Borrower is liable and the Lender is the holder shall constitute a default under this Note and the instruments of security therefor.
     Section 9 Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:
          (a) Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note (subject to any grace period as set forth in Section 11.2 of the Credit Agreement).
          (b) Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, and which remains uncured for thirty (30) days or more following receipt of written notice to Borrower from Lender specifying with particularity such event of nonmonetary default (or, if such nonmonetary default cannot be reasonably cured within the thirty (30) day period, if Borrower does not commence to cure such nonmonetary default within such thirty (30) day period or thereafter fails to diligently and continuously proceed to cure such nonmonetary default).
          (c) An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period) provided in such Loan Documents.
     Section 10 Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:
          (a) Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.
          (b) The Agent may set off the amount due against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of the Agent to the credit or for the account of Borrower, without notice to or the consent of Borrower.
          (c) Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity.
     Section 11 Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, or delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.
     Section 12 Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.
     Section 13 Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon Borrower at 1900 Main Street, Suite 700, Irvine, California 92614, the agent hereby designated and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration or dispute resolution set forth in this Note.
     Section 14 Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.
     Section 15 General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the state and county in which payment of this Note is to be made for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate to the Obligations (as defined in the Credit Agreement) and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the laws of the state in which payment of this Note is to be made (without regard to any principles of conflicts of laws) and applicable United States federal law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The term “Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”
     Section 16 Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Credit Agreement regarding notices.
     Section 17 No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Pledge Agreements, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan (the “Maximum Rate”) for so long as the Loan is outstanding.
     Section 18 Forum. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the Commonwealth of Massachusetts over any Dispute (as defined in the Credit Agreement). Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the Commonwealth of Massachusetts may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice set forth in the Credit Agreement, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the notice section of the Credit Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.
     Section 19 WAIVER OF JURY TRIAL. BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON

SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
     THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
[EXECUTION APPEARS ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Borrower has duly executed this Revolving Credit Note as an instrument under seal as of the date set forth above.

BORROWER: TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP, a Delaware limited partnership
By:	/s/ Wendy Worcester
Its:	Chief Financial Officer and Secretary

[Signature Page to Revolving Credit Note]